Exhibit 10.10(b)

Amendment No. 2

to

2001 Stock Option, Deferred Stock and Restricted Stock Plan

Section 5 of the Plan is amended by adding the following as new Section 5(j):

(j)	Annual Limit on Stock Options. The aggregate maximum number of shares of Stock underlying stock options granted to any Eligible Employee during any fiscal year shall not exceed 1,500,000 shares (subject to adjustment from time to time in accordance with the terms of this Plan).